SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) November 17, 1995


                                  NIKE, INC.
           (Exact name of registrant as specified in its charter)

         Oregon                  1-10635                93-0584541
(State of incorporation)      (Commission File         (IRS Employer
                                  Number)            Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

                                (503) 671-6453
           (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS

The Registrant issued the following press releases on November 17, 1995:

BEAVERTON, OR (November 17, 1995) -- The Board of Directors of NIKE, Inc. (NYSE:NKE) today declared a cash dividend of fifteen cents ($0.15) per share on the Company's outstanding Class A and Class B Common Stock payable January 3, 1996 to shareholders of record at the close of business December 8, 1995. This is a 20 percent increase over the previous quarterly rate of $0.125 per share.

"Following a year of strong earnings growth, this increase in the dividend rate illustrates our confidence in the continuation of NIKE's strong financial performance," said NIKE Chairman Philip H. Knight. "This action is consistent with our policy of paying a dividend of 15 to 25 percent of trailing 12 month earnings."


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NIKE, Inc.
                                        (Registrant)

DATE:  November 30, 1995

                                        By /s/ Robert S. Falcone
                                           Vice President and
                                           Chief Financial Officer